UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2024

FRIEDMAN INDUSTRIES, INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 Judson Road Suite 124, Longview, Texas 75601
(Address of principal executive offices, including zip code)

(903) 758-3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	FRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2024, The Board of Friedman Industries, Incorporated (the “Company”) approved a Key Employee Change of Control Severance Plan which would provide the named individuals with a one-time bonus if their employment with the Company is terminated by the individual for good reason or by the Company without cause within three months prior to or 18 months after the Company undergoes a change in control event. The bonus would be (i) a multiple of the sum of the individual’s base salary and average annual bonus, plus (ii) the individual’s pro-rata bonus for the year of the termination. The multiplier for the Company’s chief executive officer would be three and the multiplier for the Company’s chief financial officer would be two. In addition, they would each receive that same multiple of the Company’s annual contribution to their group health plan and up to $10,000 in outplacement services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:         October 7, 2024

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer - Secretary and Treasurer